Armada Funds Underwriting Agreement
                             dated as of May 1, 2003

                                    EXHIBIT A
                                    ---------


         THIS EXHIBIT A, dated as of April 1, 2004, is Exhibit A to that certain Underwriting Agreement dated as of May 1, 2003, between Professional Funds Distributor, LLC and Armada Funds. This Exhibit A supersedes all previous forms of Exhibit A.

                                   PORTFOLIOS
                                   ----------
                                Money Market Fund
                          Government Money Market Fund
                           Treasury Money Market Fund
                         Treasury Plus Money Market Fund
                          Tax Exempt Money Market Fund
                        Ohio Municipal Money Market Fund
                    Pennsylvania Tax Exempt Money Market Fund
                             Intermediate Bond Fund
                              Large Cap Growth Fund
                     Ohio Intermediate Tax Exempt Bond Fund
                           Limited Maturity Bond Fund
                           Total Return Advantage Fund
                              Small Cap Value Fund
                              Large Cap Value Fund
                  Pennsylvania Intermediate Municipal Bond Fund
                                    Bond Fund
                            International Equity Fund
                              Small Cap Growth Fund
                           Large Cap Core Equity Fund
                               S&P 500 Index Fund
                            Balanced Allocation Fund
                        Intermediate Tax Exempt Bond Fund
                             Tax Managed Equity Fund
                               Mid Cap Growth Fund
                              Large Cap Ultra Fund
                            Government Mortgage Fund
                    Michigan Intermediate Municipal Bond Fund
                           Aggressive Allocation Fund
                          Conservative Allocation Fund
                               Mid Cap Value Fund
                               Small Cap Core Fund
                              Ultra Short Bond Fund

                            UA Emerging Markets Fund
                          UA International Equity Fund
                             UA Large Cap Ultra Fund
                             UA Large Cap Value Fund
                               UA Real Estate Fund
                            UA Small Cap Growth Fund
                           UA Small/Mid Cap Value Fund
                             UA High Yield Bond Fund
                            UA Ultra Short Bond Fund
                         UA U.S. Government Income Fund
                              UA Money Market Fund
                              High Yield Bond Fund
                           Strategic Income Bond Fund


Professional Funds Distributor, LLC

By: /s/ PHILIP H. RINNANDER
    -----------------------
Title: PRESIDENT
      -------------


Armada Funds

By: /s/ KATHLEEN T. BARR
    --------------------

Title: SENIOR VICE PRESIDENT/CHIEF ADMIN. OFFICER
       ------------------------------------------